As filed with the Securities and Exchange Commission on May 3, 2004
                                                 Registration No. 333-__________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                                PMC-SIERRA, INC.
             (Exact name of registrant as specified in its charter)
                              ____________________

           Delaware                                        94-2925073
    ________________________               _____________________________________
    (State of Incorporation)               (I.R.S. Employer Identification No.)


                               3975 Freedom Circle
                          Santa Clara, California 95054
                    (Address of principal executive offices)
                              ____________________

                        1991 Employee Stock Purchase Plan
                            1994 Incentive Stock Plan
                             2001 Stock Option Plan
                            (Full title of the plans)
                              ____________________

                                Robert L. Bailey
                      President and Chief Executive Officer
                               3975 Freedom Circle
                          Santa Clara, California 95054
                                 (408) 239-8000
            (Name, address and telephone number of agent for service)
                              ____________________

                                    Copy to:
                                   Neil Wolff
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                              ____________________


                         CALCULATION OF REGISTRATION FEE

===================================== ======================= =================== =========================== ======================
                                                                  Proposed                Proposed
              Title of                                             Maximum                 Maximum                    Amount
             Securities                       Amount               Offering               Aggregate                     of
               to be                          to be               Price Per                Offering                Registration
             Registered                     Registered              Share                   Price                      Fee
------------------------------------- ----------------------- ------------------- --------------------------- ----------------------
           Common Stock,
       $0.001 par value (1) (5)             1,743,383               $ 12.41 (4)      $  21,635,383.03  (4)         $  2,741.20
------------------------------------- ----------------------- ------------------- --------------------------- ----------------------
           Common Stock,
       $0.001 par value (2) (5)             8,716,915               $ 12.41 (4)      $ 108,176,927.56  (4)         $ 13,706.02
------------------------------------- ----------------------- ------------------- --------------------------- ----------------------
            Common Stock
       $0.001 par value (3) (5)            10,000,000               $ 12.41 (4)      $ 124,100,000.00  (4)         $ 15,723.47
------------------------------------- ----------------------- ------------------- --------------------------- ----------------------

  (1) Shares to be registered under the 1991 Employee Stock Purchase Plan ("1991 Plan").

  (2) Shares to be registered under the 1994 Incentive Stock Plan ("1994
      Plan").

  (3) Shares to be registered under the 2001 Stock Option Plan ("2001
      Plan").

  (4) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee.
      Based on the average of the high and low prices of Common Stock on May 3, 2004, as reported on the Nasdaq National Market.

  (5) Includes Preferred Stock Purchase Rights, which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

            The following documents previously filed by us with the Securities and Exchange Commission are incorporated by reference into this registration statement:

            (a) Our  Annual  Report  on Form  10-K  for the  fiscal  year  ended
                December 28, 2003;


            (b) Our Current Reports on Form 8-K dated January 20, 2004 and April
                15, 2004, except to the extent that information therein is furnished and not filed with the Securities and Exchange Commission;

            (c) All other  reports  filed  pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

            (d) The  description  of our common  stock to be  offered  hereby is contained  in our  Amendment  No.  3 to  Form  S-3  Registration
                Statement filed on January 4, 2002, with the Commission, including any amendment or report filed for the purpose of updating such description.

            (e) The description of our preferred stock purchase rights contained in the Registration Statement on Form 8-A filed on May 14, 2001, as amended by the Registration Statement on Form 8-A/A filed on November 20, 2001.

            All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing such documents.

Item 4.     Description of Securities.
            -------------------------

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

            Not applicable.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

Certificate of Incorporation

            Our certificate of incorporation provides for the indemnification of our directors and officers to the fullest extent permitted by Delaware law, as the same now exists or as it may be amended in the future. Under Delaware law, such provision may not indemnify directors' or officers' liability for:


            o breaches of the  directors'  or officers'  duty of loyalty to the corporation or its stockholders;

            o acts or omissions  not in good faith or that  involve  intentional misconduct or a knowing violation of law;

            o the unlawful  payments of dividends or unlawful stock  repurchases or redemptions; or

            o transactions  in which the director or officer derived an improper personal benefit.

Bylaws

            Our bylaws provide that our directors, officers, employees, and agents shall be indemnified against expenses including attorneys' fees, judgments, fines, settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such. Our bylaws also authorize us to provide insurance for our directors, officers, employees and/or agents, against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Indemnification Agreements

            We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us, arising out of such person's services as a director or officer for us, or for any of our subsidiaries, or for any other company or enterprise to which the person provides services at our request.

Item 7.     Exemption from Registration Claimed.
            -----------------------------------

            Not applicable.

Item 8.     Exhibits.
            --------


Exhibit
Number                                      Exhibit
-------------      -------------------------------------------------------------
    4.1*              1991 Employee Stock Purchase Plan

    4.2*              1994 Incentive Stock Plan

    4.3**             2001 Stock Option Plan

    5.1               Opinion of Wilson Sonsini Goodrich & Rosati,
                      Professional Corporation

   23.1 Consent of Deloitte & Touche LLP, Vancouver, British Columbia, Canada, Independent Auditors

   23.2               Consent of Counsel (Contained in Exhibit 5.1 above)

   24.1               Power of Attorney (see page II-4)

    * Incorporated by reference to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2003

   ** Incorporated by reference to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2003


Item 9.     Undertakings.
            ------------

            (a) We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or the Bylaws, Indemnification Agreements entered into between us and our officers and directors, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on this 3rd day of May, 2004.

                               PMC-SIERRA, INC.

                               By:  /S/ ALAN KROCK
                                   ------------------------------------
                                    Alan Krock,  Vice President of Finance and
                                    Chief  Financial  Officer
                                   (Principal Financial and Accounting Officer)



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Robert
L. Bailey and Alan Krock his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                           Date


 /S/ ROBERT L. BAILEY       President and Chief Executive Officer    May 3, 2004
-------------------------   (Principal Executive Officer)
(Robert L. Bailey)


 /S/ ALAN KROCK             Vice President of Finance and Chief      May 3, 2004
-------------------------   Financial Officer
(Alan Krock)                (Principal Financial and Accounting
                             Officer)



 /S/ ALEXANDRE BALKANSKI    Chairman of the Board of Directors       May 3, 2004
-------------------------
(Alexandre Balkanski)


 /S/ JAMES DILLER           Vice Chairman of the Board of Directors  May 3, 2004
-------------------------
(James Diller)


 /S/ RICHARD BELLUZZO       Director                                 May 3, 2004
-------------------------
(Richard Belluzzo)


 /S/ JONATHAN JUDGE         Director                                 May 3, 2004
-------------------------
(Jonathan Judge)


 /S/ WILLIAM KURTZ          Director                                 May 3, 2004
-------------------------
(William Kurtz)


 /S/ FRANK J. MARSHALL      Director                                 May 3, 2004
-------------------------
(Frank J. Marshall)


 /S/ LEWIS O. WILKS         Director                                 May 3, 2004
-------------------------
(Lewis O. Wilks)

                                  EXHIBIT INDEX


Exhibit
Number                                    Exhibit
------------        ------------------------------------------------------------

    4.1*              1991 Employee Stock Purchase Plan


    4.2*              1994 Incentive Stock Plan


    4.3**             2001 Stock Option Plan


    5.1               Opinion of Wilson Sonsini Goodrich & Rosati,
                      Professional Corporation

   23.1 Consent of Deloitte & Touche LLP, Vancouver, British Columbia, Canada, independent auditors

   23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 above)

   24.1               Power of Attorney (see page II-4)

    * Incorporated by reference to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2003

   ** Incorporated by reference to Quarterly Report on From 10-Q filed with the Securities and Exchange Commission on August 12, 2003

                                                                     Exhibit 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                   May 3, 2004

PMC-Sierra, Inc.
3975 Freedom Circle
Santa Clara, California 95054

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by PMC-Sierra, Inc. ("PMC") with the Securities and Exchange Commission on or about May 3, 2004 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,743,383 shares of PMC Common Stock to be issued pursuant to the 1991 Employee Stock Purchase Plan ("ESPP"), 8,716,915 shares of PMC Common Stock to be issued pursuant to the 1994 Incentive Stock Plan ("1994 Plan"), and 10,000,000 shares of PMC Common Stock to be issued pursuant to the 2001 Stock Option Plan ("2001 Plan") (collectively, the
"Shares"). As PMC's counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by PMC in connection with the issuance and sale of the Shares pursuant to the ESPP, the 1994 Plan and the 2001 Plan.

         It is our opinion that, when shares of PMC are issued and sold (i) pursuant to the ESPP, (ii) pursuant to options granted in the manner described in the 1994 Plan and 2001 Plan and pursuant to the agreements which accompany each grant under the 1994 Plan and 2001 Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                    Very truly yours,

                                    /s/ WILSON SONSINI GOODRICH & ROSATI

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                                                    Exhibit 23.1


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of PMC-Sierra, Inc. on Form S-8 of our report dated March 10, 2004 appearing in the Annual Report on Form 10-K of PMC-Sierra, Inc. for the year ended December 28, 2003.


/s/ DELOITTE & TOUCHE LLP

Vancouver, British Columbia
May 3, 2004